SECOND AMENDED AND RESTATED GUARANTY AGREEMENT

THIS SECOND AMENDED AND RESTATED GUARANTY AGREEMENT (this “Guaranty”) dated December 14, 2011, amends and restates that certain Amended and Restated Guaranty Agreement dated as of July 8, 2011 by and between Infusion Brands, Inc. (f/k/a Omniresponse, Inc.), a Nevada corporation, Fashion Safari, Inc., a Nevada corporation, and Vicis Capital Master Fund (“Vicis”), a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands.  Each of OmniReliant Acquisition Sub, Inc., OmniResponse Cleaning Solutions, Inc., Designer Liquidator, Inc., Dual Saw, Inc., OmniResponse Safety Solutions, Inc. and OmniReliant Corp. was a party to the 2010 Guaranty Agreement (as defined below) but has been released from its obligations hereunder pursuant to a release previously executed by Vicis.  Fashion Safari, Inc. and Infusion Brands, Inc. shall be collectively referred to herein as the “Guarantor”.

RECITALS

WHEREAS, each Guarantor is a wholly owned subsidiary of Infusion Brands International, Inc., a Nevada corporation (f/k/a OmniReliant Holdings, Inc.) (“Issuer”).

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement dated June 30, 2010, the parties entered into a Guaranty Agreement dated as of June 30, 2010 (the “2010 Guaranty Agreement”).

WHEREAS, since the date of the 2010 Guaranty Agreement, Vicis has released each of OmniReliant Acquisition Sub, Designer Liquidator, Inc. Omniresponse Cleaning Solutions, Inc., Dual Saw, Inc., OmniResponse Safety Solutions, Inc. and OmniReliant Corp. from its obligations under the 2010 Guaranty Agreement , and the Issuer has formed Fashion Safari, Inc., a Nevada corporation and wholly owned subsidiary of the Issuer.

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement dated July 8, 2011, the parties amended and restated the 2010 Guaranty Agreement (the “Amended Guaranty Agreement”).

WHEREAS, pursuant to a Securities Purchase Agreement of even date herewith by and between Vicis and Issuer (as amended or modified from time to time, the “December Purchase Agreement”), Issuer has issued (i) 3,500,000 shares of the Issuer’s Series G Convertible Preferred Stock, par value $.00001 per share (such 3,500,000 shares, together with 8,000,000 shares in the aggregate of such Series G Convertible Preferred Stock acquired by Vicis pursuant to those certain Securities Purchase Agreement dated June 30, 2010 and July 8, 2011 by and between Debtor and Vicis (the “Purchase Agreements”), the “Preferred Shares”), to Vicis.

WHEREAS, it is a condition precedent to Vicis entering into the Purchase Agreements and the December Purchase Agreement and acquiring the Preferred Shares that the Guarantor execute and deliver to Vicis a guaranty in the form hereof.

WHEREAS, as consideration for the transactions contemplated under the December Purchase Agreement, Vicis and Infusion Brands, Inc. (f/k/a OmniResponse, Inc.) desire to amend and restate the Amended Guaranty Agreement as described herein.

WHEREAS, this is the Guaranty Agreement referred to in the Purchase Agreements and the December Purchase Agreement.

NOW, THEREFORE, in consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with Vicis as follows:

ARTICLE 1
DEFINITIONS

When used in this Guaranty, capitalized terms shall have the meanings specified in the December Purchase Agreement, the preamble, the recitals and as follows:

1.1           Event of Default.  “Event of Default” means an Event of Default (as defined in each of the Purchase Agreements) and an Event of Default (as defined in the December Purchase Agreement).

1.2           Guaranty.  “Guaranty” shall mean this Guaranty, as the same shall be amended from time to time in accordance with the terms hereof.

1.3           Law.  “Law” shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, interpretations and orders promulgated thereunder.

1.4           Obligations.  “Obligations” shall mean (a) the redemption of, and payment of dividends on, the Preferred Shares, and any renewal, extension or refinancing thereof; (b) all debts, liabilities, obligations, covenants and agreements of the Issuer and the Guarantor contained in the Transaction Documents; and (c) any and all other debts, liabilities and obligations of the Guarantor and of Issuer to Vicis.  As used in this Guaranty, “Transaction Documents” means (i) the Transaction Documents (as defined in each of the Purchase Agreements), and (ii) the Transaction Documents (as defined in the December Purchase Agreement).

1.5           Person.  “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

ARTICLE 2
THE GUARANTY

2.1           The Guaranty.  The Guarantor, for itself, its successors and assigns, hereby unconditionally and absolutely guarantees to Vicis the full and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of each of the Obligations.  This is a guaranty of payment and performance and not of collection.

2.2         Waivers and Consents.

(a)           The Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than the Guarantor and, in full recognition of that fact, the Guarantor consents and agrees that Vicis may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (i) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the other terms of the Obligations or any part thereof, including without limitation any increase or decrease of the principal amount thereof or the rate(s) of interest thereon; (ii) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Transaction Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guaranties for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Vicis in its sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Vicis or by operation of applicable Law or otherwise, liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of Issuer or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of the Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

(b)           Upon the occurrence and during the continuance of any Event of Default, Vicis may enforce this Guaranty independently of any other remedy, guaranty or security Vicis at any time may have or hold in connection with the Obligations, and it shall not be necessary for Vicis to marshal assets in favor of Issuer, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty.  The Guarantor expressly waives any right to require Vicis to marshal assets in favor of Issuer or any other Person or to proceed against Issuer or any other guarantor of the Obligations or any collateral provided by any Person, and agrees that Vicis may proceed against any obligor and/or the collateral in such order as it shall determine in its sole and absolute discretion.  Vicis may file a separate action or actions against the Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions.  The Guarantor agrees that Vicis and Issuer may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

(c)           The rights of Vicis hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Vicis upon the bankruptcy, insolvency or reorganization of any Person, all as though such amount had not been paid.  The rights of Vicis created or granted herein and the enforceability of this Guaranty shall remain effective at all times to guarantee the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Issuer or any other guarantor of the Obligations and whether or not Issuer or any other guarantor of the Obligations shall have any personal liability with respect thereto.

(d)           To the extent permitted by applicable law, the Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of:  (i) any disability or other defense of Issuer or any other guarantor for the Obligations with respect to the Obligations (other than full payment and performance of all of the Obligations); (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of Issuer or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Vicis to marshal assets in favor of Issuer or any other Person; (v) any failure of Vicis to give notice of sale or other disposition of collateral to Issuer or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Vicis to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including, without limitation, any failure of Vicis to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation; (vii) any act or omission of Vicis or others that directly or indirectly results in or aids the discharge or release of Issuer or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of Law or otherwise; (viii) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Vicis to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Vicis, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Vicis for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Vicis that is authorized by this Section or any other provision of any Transaction Document.  Until all of the Obligations have been paid in full, the Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

(e)           Condition of Issuer.  The Guarantor represents and warrants to Vicis that it has established adequate means of obtaining from Issuer, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of Issuer and its assets and properties.  The Guarantor hereby expressly waives and relinquishes any duty on the part of Vicis (should any such duty exist) to disclose to the Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of Issuer or its assets or properties, whether now known or hereafter known by Vicis during the life of this Guaranty.  With respect to any of the Obligations, Vicis need not inquire into the powers of Issuer or agents acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.

(f)           Continuing Guaranty.  This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until all amounts owing by Issuer to Vicis on the Obligations shall have been paid in full.

(g)           Subrogation; Subordination.  The Guarantor expressly waives any claim for reimbursement, contribution, indemnity or subrogation which the Guarantor may have against Issuer as a guarantor of the Obligations and any other legal or equitable claim against Issuer arising out of the payment of the Obligations by the Guarantor or from the proceeds of any collateral for this Guaranty, until all amounts owing to Vicis under the Obligations shall have been paid in full and all commitments to lend have been terminated or expired.  In furtherance, and not in limitation, of the foregoing waiver, until all amounts owing to Vicis under the Obligations shall have been paid in full, the Guarantor hereby agrees that no payment by the Guarantor pursuant to this Guaranty shall constitute the Guarantor a creditor of Issuer.  Until all amounts owing to Vicis under the Obligations shall have been paid in full, no Guarantor shall seek any reimbursement from Issuer in respect of payments made by the Guarantor in connection with this Guaranty, or in respect of amounts realized by Vicis in connection with any collateral for the Obligations, and the Guarantor expressly waives any right to enforce any remedy that Vicis now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Vicis.  No claim which any Guarantor may have against any other guarantor of any of the Obligations or against Issuer, to the extent not waived pursuant to this Section, shall be enforced nor any payment accepted until the Obligations are paid in full and all such payments are not subject to any right of recovery.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Each Guarantor hereby represents and warrants to Vicis as follows:

3.1         Authorization.  The Guarantor is a corporation duly and validly organized and existing under the laws of its state of organization, has the corporate power to own its owned assets and properties and to carry on its business, and is duly licensed or qualified to do business in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition.  The making, execution, delivery and performance of this Guaranty, and compliance with its terms, have been duly authorized by all necessary corporate action of the Guarantor.

3.2           Enforceability.  This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

3.3           Absence of Conflicting Obligations.  The making, execution, delivery and performance of this Guaranty, and compliance with its terms, do not violate any existing provision of Law; the articles of incorporation or bylaws of any Guarantor; or any agreement or instrument to which the Guarantor is a party or by which it or any of its assets is bound.

3.4           Consideration for Guaranty.  The Guarantor acknowledges and agrees with Vicis that but for the execution and delivery of this Guaranty by the Guarantor, Vicis would not have acquired the Preferred Shares.  The Guarantor acknowledges and agrees that the proceeds of the sale of the Preferred Shares will result in significant benefit to the Guarantor who is the wholly-owned subsidiary of Issuer and the intended beneficiary of such proceeds.

ARTICLE 4
COVENANTS OF THE GUARANTOR

4.1           Actions by Guarantor.  No Guarantor shall take or permit any act, or omit to take any act, that would:  (a) cause Issuer to breach any of the Obligations; (b) impair the ability of Issuer to perform any of the Obligations; or (c) cause an Event of Default under any of the Purchase Agreements or the December Purchase Agreement.

4.2           Reporting Requirements.  The Guarantor shall furnish, or cause to be furnished, to Vicis such information respecting the business, assets and financial condition of the Guarantor as Vicis may reasonably request.

ARTICLE 5
MISCELLANEOUS

5.1           Expenses and Attorneys’ Fees.  Guarantor shall pay all reasonable fees and expenses incurred by Vicis, including the reasonable fees of counsel, in connection with the protection or enforcement of its rights under this Guaranty, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving Issuer or any Guarantor, both before and after judgment.

5.2           Revocation.  This is a continuing guaranty and shall remain in full force and effect with respect to a Guarantor until Vicis receives written notice of revocation signed by the Guarantor.  Upon revocation by written notice, this Guaranty shall continue in full force and effect as to all Obligations contracted for or incurred before revocation, and as to them Vicis shall have the rights provided by this Guaranty as if no revocation had occurred.  Any renewal, extension, or increase in the interest rate(s) of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation.  Obligations contracted for or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation.

5.3           Assignability; Successors.  The Guarantor’s rights and liabilities under this Guaranty are not assignable or delegable, in whole or in part, without the prior written consent of Vicis.  The provisions of this Guaranty shall be binding upon the Guarantor, its successors and permitted assigns and shall inure to the benefit of Vicis, its successors and assigns.

5.4           Survival.  All agreements, representations and warranties made herein or in any document delivered pursuant to this Guaranty shall survive the execution and delivery of this Guaranty and the delivery of any such document.

5.5           Governing Law.  This Guaranty and the documents issued pursuant to this Guaranty shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6           Execution; Headings.  This Guaranty may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.  The article and section headings in this Guaranty are inserted for convenience of reference only and shall not constitute a part hereof.

5.7           Notices.  All notices, requests and demands to or upon Vicis or any Guarantor (to be delivered care of Issuer) shall be delivered in the manner set forth in Section 5.4 of the December Purchase Agreement.

5.8           Amendment.  No amendment of this Guaranty shall be effective unless in writing and signed by the Guarantor and Vicis.

5.9           Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10         Taxes.  If any transfer or documentary taxes, assessments or charges levied by any governmental authority shall be payable by reason of the execution, delivery or recording of this Guaranty, Guarantor shall pay all such taxes, assessments and charges, including interest and penalties, and the Guarantor hereby indemnifies Vicis against any liability therefor.

5.11         WAIVER OF RIGHT TO JURY TRIAL.  THE GUARANTOR ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE GUARANTOR AGREES THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

5.12         SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.  AS A MATERIAL INDUCEMENT TO VICIS TO ENTER INTO THIS TRANSACTION:

THE GUARANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS GUARANTY OR THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURTS LOCATED IN NEW YORK AND THE GUARANTOR CONSENTS TO THE JURISDICTION OF SUCH COURTS.  THE GUARANTOR WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; AND

the Guarantor consents to the service of process in any such action or proceeding by certified mail sent to the address specified in Section 5.7. Nothing contained herein shall affect the right of Vicis to serve process in any other manner permitted by law or to commence an action or proceeding in any other jurisdiction.

IN WITNESS WHEREOF the undersigned has executed this Guaranty as of the day and year first above written.

Infusion Brands, Inc.

By:
	Name:	Robert DeCecco
	Title:	Chief Executive Officer/President

Fashion Safari, Inc.

By:
	Name:	Robert DeCecco
	Title:	President

Signature Page to Second Amended and Restated Guaranty Agreement

ACCEPTANCE BY VICIS

This Guaranty is accepted by Vicis Capital Master Fund.

VICIS CAPITAL MASTER FUND
By: Vicis Capital, LLC, its investment advisor

By:
Name:
Title:

Acceptance Page to Second Amended and Restated Guaranty Agreement